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                                                                    EXHIBIT 16.1

     Letter From Ernst & Young LLP Regarding Change in Certifying Accountant




December 20, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentleman:

We have read Item 4 of Form 8-K dated December 20, 2001, of Cost-U-Less, Inc. and are in agreement with the statements contained in paragraphs (a)(i),
(a)(ii), (a)(iv), (a)(v), and (a)(vi) of Item 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       /s/ Ernst & Young LLP